                                  Exhibit 21.1

                              List of Subsidiaries
                              --------------------


                                                           Names under which Subsidiary does Business
Name of Subsidiary       Jurisdiction of Incorporation         (if different than corporate name)
------------------       -----------------------------         ----------------------------------
ION Networks, Limited              Scotland                                  None

ION Networks Holdings              Belgium                                   None

ION Networks NV                    Belgium                                   None